Exhibit 21.1

Subsidiaries of the Registrant

AHN Acquisition GmbH (Germany)

Asys Hitech GmbH (Austria)

Biochrom Limited (United Kingdom)

Biochrom US, Inc. (United States)

BioDrop Ltd. (United Kingdom)

Cartesian Technologies, Inc. (United States)

CMA Microdialysis AB (Sweden)

Coulbourn Instruments, LLC (United States)

Denville Scientific, Inc. (now known as Harvard Distribution Oldco, Inc. following name change after December 31, 2017) (United States)

Ealing Scientific Limited (doing business as Harvard Apparatus, Canada) (Canada)

FKA GSI US, Inc. (formerly Genomic Solutions, Inc.) (United States)

FKAUBI, Inc. (formerly Union Biometrica, Inc.) (United States)

Genomic Solutions Canada, Inc. (United States)

Harvard Apparatus Limited (United Kingdom)

Harvard Apparatus, S.A.R.L. (France)

HEKA Electronics Incorporated (Canada)

HEKA Electronik Dr. Schulze GmbH (Germany)

HEKA Instruments Incorporated (United States)

Hoefer, Inc. (United States)

Hugo Sachs Elektronik - Harvard Apparatus GmbH (Germany)

KD Scientific, Inc. (United States)

Multi Channel Systems MCS GmbH (Germany)

Panlab S.L. (Spain)

Scie-Plas Ltd. (United Kingdom)

Triangle BioSystems, Inc. (United States)

Walden Precision Apparatus Ltd. (United Kingdom)

Warner Instruments LLC (United States)

*This list excludes the following entities which were not subsidiaries as of December 31, 2017 but are subsidiaries following the acquisition of Data Sciences International, Inc. in January 2018:

Data Sciences International, Inc.

Data Sciences (UK) MN, Ltd.

Data Sciences EURL

Data Sciences GmbH

DSI (Shanghai) Trading Co Ltd.